Exhibit 99.906 CERT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) I, J. Richard Atwood, President of Bragg Capital Trust (the “Fund”), do hereby certify, to my knowledge, that:

1.	The Form N-CSR of the Fund for the period ended May 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ J. Richard Atwood
J. Richard Atwood
President (principal executive officer)

Date: September 21, 2022

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) I, E. Lake Setzler III, Treasurer of Bragg Capital Trust (the “Fund”), do hereby certify, to my knowledge, that:

1.	The Form N-CSR of the Fund for the period ended May 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ E. Lake Setzler III
E. Lake Setzler III
Treasurer (principal financial officer)

Date: September 21, 2022

A signed original of this written statement required by Section 906 has been provided by the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.